UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 21, 2007

Date of report (Date of earliest event reported)

Hawkins, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 East Hennepin Ave. Minneapolis, MN	55413
(Address of principal executive offices)	(Zip Code)

Telephone Number: 612-331-6910

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2007, Hawkins, Inc. (the “Company”) received a letter from The Nasdaq Stock Market indicating that as a result of the Company’s failure to timely file its Form 10-Q for the fiscal quarter ended December 31, 2006 with the Securities and Exchange Commission, the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) and that the Company’s common stock will be subject to delisting unless the Company requests a hearing before the Nasdaq Listing Qualifications Panel (“Panel”). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended.

By no later than February 28, 2007, pursuant to Nasdaq Marketplace Rule 4800 Series, the Company will request a hearing before the Panel. As a result of that request, the Company’s common stock will continue to be listed at least until the Panel’s decision.

On February 27, 2007, the Company issued a press release announcing the matters discussed above. The press release is attached as Exhibit 99 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit. Exhibit 99 – Press Release, dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2007	HAWKINS, INC.

	By	/s/ John R. Hawkins
John R. Hawkins Chief Executive Officer